UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)	February 22, 2007
NEWMARKET CORPORATION
(Exact name of Registrant as specified in charter)
Virginia	1-32190	20-0812170
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
330 South Fourth Street, Richmond, Virginia		23219
(Address of principal executive offices)		(Zip code)
Registrant's telephone number, including area code		(804) 788-5000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Bonuses

On February 22, 2007, the Committee, taking into consideration the Company's achievements for 2006, including growth in the petroleum additives business and successful management of the contribution from the declining tetraethyl lead (TEL) product line, also approved the following bonus payments for the Company's named executive officers:

Name	Bonus
Thomas E. Gottwald, President and Chief Executive Officer of the Company	$350,000

C. S. Warren Huang, President of Afton Chemical Corporation, a wholly owned subsidiary of the Company	$250,000
Bruce R. Hazelgrove, III, Vice President - Corporate Resources of the Company	$125,000

David A. Fiorenza, Vice President and Treasurer of the Company	$110,000

Steven M. Edmonds, Vice President and General Counsel of the Company	$110,000

Section 8 - Other Events

Item 8.01. Other Events.

On February 22, 2007, the Company issued a press release reporting that the Company's Board of Directors had declared a dividend of 12.5 cents per share of the Company's common stock, payable on April 1, 2007 to the Company's shareholders of record as of March 15, 2007. The press release issued by the Company on February 22, 2007 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statement and Exhibits.

(c) Exhibits.

99.1 Press release issued by the Company on February 22, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2007

NEWMARKET CORPORATION

By: /s/ David A. Fiorenza

David A. Fiorenza

Vice President and Treasurer

Exhibit Index

Exhibit No. Description

99.1 Press release issued by the Company on February 22, 2007.